BARK Reports First Quarter Fiscal Year 2025 Results

NEW YORK, August 7, 2024 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal first quarter ended June 30, 2024.

Key Highlights
•Total revenue was $116.2 million, ahead of the high-end of the Company's guidance range.
•Consolidated gross margin was a record 63.0%, a 248 basis point increase year-over-year, and the Company's 7th consecutive quarter of year-over-year gross margin improvement.
•Net cash provided by operating activities was $1.8 million and free cash flow improved $13.5 million to $(0.3) million year-over-year.
•Net loss improved 13.9% to $(10.0) million, year-over-year.
•Adjusted EBITDA was $(1.8) million, ahead of the high-end of the Company's guidance range and a $5.6 million improvement, year-over-year.
•The Company announced its launch at Chewy, with a collection of its best-selling toys.

"Fiscal 2025 is off to a strong start, building on the momentum we established last year. Our first quarter results are a testament to our continued progress, and we remain confident in our ability to deliver revenue growth through the year and achieve our first full year of positive Adjusted EBITDA and free cash flow," said Matt Meeker, Co-Founder and Chief Executive Officer. "Last quarter, we delivered year-over-year growth in new subscribers for the third consecutive quarter and recorded a 5% revenue increase in our commerce segment, aided by growth in existing and new accounts, and our consumables expansion into retail. Looking ahead, we anticipate ongoing improvements across the business, supported by a talented management team that is already implementing strategic shifts that we believe will drive long-term growth in revenue and profitability."

Key Performance Indicators

	Three Months Ended June 30,

	2024	2023
Total Orders (in thousands)	3,442	3,560
Average Order Value	$30.94	$31.43
Direct to Consumer Gross Profit (in thousands)(1)	$69,270	$69,583
Direct to Consumer Gross Margin (1)	65.1%	62.2%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include the revenue or cost of goods sold from BARK Air.

Fiscal First Quarter 2025 Highlights
•Revenue was $116.2 million, ahead of the Company's guidance range of $113.0 million to $116.0 million, and a 3.6% decrease year-over-year primarily driven by fewer total orders in the most recent period, largely related to carrying fewer Barkbox and Super Chewer subscriptions into the quarter, compared to the same period last year. Commerce segment revenue grew by 5.2%, compared to the same period in the previous year.
•Direct to Consumer (“DTC”) revenue was $107.1 million, a 4.3% decrease year-over-year, primarily related to the items discussed above. The Company achieved year-over-year growth in new customer acquisition for the third consecutive quarter.
•Commerce revenue was $9.2 million, a 5.2% increase year-over-year, aided by growth in existing and new accounts and the Company's recent consumables expansion into retail.
•Gross profit was $73.3 million, a 0.3% increase year-over-year.
•Gross margin was a record 63.0%, as compared to 60.6% in the same period last year. The increase was driven by supplier consolidation and improved pricing delivering a reduction in unit cost of goods in the most recent period.
•Advertising and marketing expenses were $20.4 million as compared to $17.6 million in the same period last year. The Company invested more in marketing in the period given the ongoing profitability improvements realized throughout the business.
•General and administrative ("G&A") expenses were $63.4 million, as compared to $69.4 million year-over-year. This decrease was largely driven by a reduction in headcount and better shipping terms from a new contract.
•Net loss was $(10.0) million, as compared to $(11.7) million in the same period in the previous year.
•Adjusted EBITDA was $(1.8) million, a $5.6 million improvement, year-over-year, and ahead of the Company's guidance range of $(4.0) million to $(2.0) million.
•Net cash provided by operating activities was $1.8 million. Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, was $(0.3) million, an improvement of $13.5 million compared to the same period last year.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of June 30, 2024 was $117.8 million, and reflects $4.3 million of share repurchases at an average price of $1.43, in the period.
•The Company's inventory balance as of June 30, 2024 was $80.4 million, a decrease of $3.7 million compared to the prior quarter and a $31.6 million decreased compared to June 30, 2023.

Fiscal Second Quarter and Full Year 2025 Financial Outlook
Based on current market conditions as of August 7, 2024, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal year 2025, the Company is reaffirming its guidance of:
•Total revenue of $490 million to $500 million, reflecting year-over-year growth of flat to 2.0%.

•Adjusted EBITDA of $1.0 million to $5.0 million, reflecting a year-over-year improvement of $11.6 million to $15.6 million.

For the fiscal second quarter 2025, the Company expects:
•Total revenue of $123.0 million to $126.0 million, reflecting year-over-year growth of flat to 2.4%
•Adjusted EBITDA of $1.0 million to $3.0 million, reflecting a year-over-year improvement of flat to $2 million.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal first quarter 2025 results will be held today, August 7, 2024, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at BARK.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. AOV excludes Direct to Consumer revenue from BARK Air.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2024	2023
REVENUE	$116,212	$120,591
COST OF REVENUE	42,946	47,555
Gross profit	73,266	73,036
OPERATING EXPENSES:
General and administrative	63,426	69,421
Advertising and marketing	20,432	17,619
Total operating expenses	83,858	87,040
LOSS FROM OPERATIONS	(10,592)	(14,004)
INTEREST INCOME	1,479	2,137
INTEREST EXPENSE	(711)	(1,379)
OTHER (EXPENSE) INCOME—NET	(215)	1,583
NET LOSS BEFORE INCOME TAXES	(10,039)	(11,663)
PROVISION FOR INCOME TAXES	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(10,039)	$(11,663)

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended
	June 30,
	2024	2023
Revenue
Direct to Consumer:
Toys & Accessories(1)	$70,569	$72,129
Consumables(1)	35,904	39,758
Other(2)	586	—
Total Direct to Consumer	$107,059	$111,887
Commerce	9,153	8,704
Revenue	$116,212	$120,591
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.

(2) Other Direct to Consumer revenue derived from the BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended June 30,
	2024	2023
Direct to Consumer: (1)
Revenue	$107,059	$111,887
Cost of revenue	38,051	42,304
Gross profit	69,008	69,583
Commerce:
Revenue	9,153	8,704
Cost of revenue	4,895	5,251
Gross profit	4,258	3,453
Consolidated:
Revenue	116,212	120,591
Cost of revenue	42,946	47,555
Gross profit	$73,266	$73,036
(1) Direct to Consumer segment gross profit include revenue and cost of revenue from BARK Air.

BARK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30,	March 31,
	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$117,795	$125,495
Accounts receivable—net	7,058	7,696
Prepaid expenses and other current assets	6,935	4,379
Inventory	80,428	84,177
Total current assets	212,216	221,747
PROPERTY AND EQUIPMENT—NET	23,538	25,540
INTANGIBLE ASSETS—NET	10,732	11,921
OPERATING LEASE RIGHT-OF-USE ASSETS	31,836	32,793
OTHER NONCURRENT ASSETS	9,413	6,587
TOTAL ASSETS	$287,735	$298,588
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,825	$13,737
Operating lease liabilities, current	5,416	5,294
Accrued and other current liabilities	33,976	30,490
Deferred revenue	26,500	25,957
Total current liabilities	76,717	75,478
LONG-TERM DEBT	40,027	39,926
OPERATING LEASE LIABILITIES	41,196	42,599
OTHER LONG-TERM LIABILITIES	1,735	1,202
Total liabilities	159,675	159,205
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 181,116,471 and 180,176,725 shares issued	1	1
Treasury stock, at cost, 7,646,021 and 4,643,589 shares, respectively	(10,511)	(6,225)
Additional paid-in capital	495,408	492,427
Accumulated deficit	(356,838)	(346,820)
Total stockholders’ equity	128,060	139,383
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$287,735	$298,588

BARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,039)	$(11,663)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation & amortization	2,879	2,868
Impairment of assets	799	—
Non-cash lease expense	957	1,073
Amortization of deferred financing fees and debt discount	101	185
Stock-based compensation expense	2,941	3,225
Provision for inventory obsolescence	1,229	600
Change in fair value of warrant liabilities and derivatives	391	(1,304)
Changes in operating assets and liabilities:
Accounts receivable	637	1,427
Inventory	2,521	11,269
Prepaid expenses and other current assets	(999)	(1,602)
Other noncurrent assets	343	(125)
Accounts payable and accrued expenses	2,396	(14,824)
Deferred revenue	542	(1,427)
Operating lease liabilities	(1,281)	(917)
Other liabilities	(1,625)	474
Net cash provided by (used in) operating activities	1,792	(10,741)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,043)	(2,972)
Net cash used in investing activities	(2,043)	(2,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(54)	(58)
Proceeds from the exercise of stock options	145	81
Proceeds from issuance of common stock under ESPP	193	286
Tax payments related to the issuance of common stock	(255)	(530)
Excise tax from stock repurchases	(43)	—
Payments to repurchase common stock	(4,286)	—
Net cash used in financing activities	(4,300)	(221)

Effect of exchange rate changes on cash	21	2

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(4,530)	(13,932)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	130,704	183,068
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$126,174	$169,136

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	117,795	163,923
Restricted cash - Other noncurrent assets	8,379	5,213
Total cash, cash equivalents and restricted cash	$126,174	$169,136

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Purchases of property and equipment included in accounts payable and accrued liabilities	$—	$97
Cash paid for interest	$50	$45

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payment, (5) litigation expenses, (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software, (8) technology modernization costs, and (9) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payment, (9) litigation expenses, (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software, (12) technology modernization costs, and (13) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted Net Loss to Net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss Per Common Share for the periods presented:

Adjusted Net Loss

	Three Months Ended June 30,
	2024	2023
	(in thousands, except per share data)
Net Loss	$(10,039)	$(11,663)
Stock compensation expense	2,941	3,225
Change in fair value of warrants and derivatives	391	(1,304)
Sales and use tax income (1)	(1,303)	(69)
Restructuring	773	101
Litigation expenses (2)	387	—
Warehouse restructuring costs	539	—
Impairment of assets	799	—
Technology Modernization (3)	707	—
Other items (4)	820	171
Adjusted net loss	$(3,985)	$(9,539)
Net loss margin	(8.64)%	(9.67)%
Adjusted net loss margin	(3.43)%	(7.91)%

Adjusted net loss per common share - basic and diluted	$(0.02)	$(0.05)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	175,561,535	177,681,579

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended June 30,
	2024	2023
	(in thousands)
Net Loss	$(10,039)	$(11,663)
Interest income	(1,479)	(2,137)
Interest expense	711	1,379
Depreciation and amortization expense	2,879	2,868
Stock compensation expense	2,941	3,225
Change in fair value of warrants and derivatives	391	(1,304)
Cloud computing amortization	78	—
Sales and use tax income (1)	(1,303)	(69)
Restructuring	773	101
Litigation expenses (2)	387	—
Warehouse restructuring costs	539	—
Impairment of assets	799	—
Technology Modernization (3)	707	—
Other items (4)	820	171
Adjusted EBITDA	$(1,796)	$(7,429)
Net loss margin	(8.64)%	(9.67)%
Adjusted EBITDA margin	(1.55)%	(6.16)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings in the Company's quarterly report on Form 10-Q.

(3) Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4) For the three months ended June 30, 2024, other items is primarily comprised of the expense related to non-recurring retention payments to management of $0.2 million, executive transition costs including recruiting costs of $0.4 million, costs associated with the share repurchase program of $0.2 million, and duplicate headquarters rent of less than $0.1 million. For the three months ended June 30, 2023, other items is comprised of executive transition costs including recruiting costs of $0.1 million, and duplicate headquarters rent of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended June 30,
	2024	2023
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$1,792	$(10,741)
Capital expenditures	(2,043)	(2,972)
Free cash flow	$(251)	$(13,713)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com